Exhibit 4.4.4
AMENDMENT NO. 1 TO
WARRANT CERTIFICATE NO. __
AND
CONSENT TO DOMESTICATION
This agreement (the “Amendment”) made this _____ day of                     , 2008
BETWEEN:
CERAMIC PROTECTION CORPORATION
(the “Corporation”)
- and -
[________________________]
(the “Holder”)
WHEREAS the Corporation issued to the Holder on •, 2007 a secured subordinated debenture (the “Debenture”) pursuant to which the Corporation has promised to pay to the Holder the principal sum of US$•;
WHEREAS, on •, 2007, the Corporation issued to the Holder warrants to purchase • shares of the Corporation’s common stock (the “Warrants”) pursuant to Warrant Certificate No. • (the “Warrant Certificate”);
AND WHEREAS the Corporation intends to domesticate under the General Corporation Law of the State of Delaware (the “Domestication”) and wishes to seek the Holder’s consent to the Domestication and to make certain amendments to the Warrant Certificate in light thereof;
NOW THEREFORE in consideration of the mutual promises contained herein and the payment of $1.00 by each party hereto to the other and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below.
ARTICLE 1
INTERPRETATION
1.1	In this Amendment and the recitals hereto, unless the context otherwise requires, capitalized terms shall have the meanings ascribed to such terms in the Warrant Certificate.
ARTICLE 2
CONSENT TO DOMESTICATION; AMENDMENTS
2.1	Pursuant to Section 3.2(i) of the Debenture, the Holder hereby consents to the Domestication.

2.2	The following text is added to the restrictive legend at the heading of the Warrant Certificate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CERAMIC PROTECTION CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO THE FOREGOING CLAUSE (C), THE

TRANSFEROR SHALL HAVE FURNISHED TO THE CORPORATION A WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

2.3	Section 1.3 of the Warrant Certificate is hereby amended and restated as follows:

“Applicable Law

The terms hereof and of the Warrants shall be construed in accordance with the laws of the State of Delaware.”

2.4	The following text is hereby added as Section 3.5 of the Warrant Certificate:

3.5 U.S. Restriction on Exercise
     The Common Shares issuable upon exercise of the Warrants have not been registered under the U.S. Securities Act or the securities laws of any state and may not be exercised unless the holder either: (i) is not (a) a “U.S. person” as defined in Regulation S under the U.S. Securities Act at the time the Warrants are exercised, (b) exercising the Warrants on behalf of or for the account of a “U.S. person”, and (c) in the United States at the time the Warrants are exercised and did not execute or deliver the Warrant Exercise Form in the United States; or (ii) if such exercise is made on or after the date that the Corporation becomes a corporation existing under the laws of the State of Delaware and on or before May 1, 2009, at or prior to the time of such exercise, has delivered to the Corporation a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that such registration is not required; or (iii) is the original purchaser of the Warrants and confirms, as of the date of such exercise, each of the representations, warranties and agreements made by it in the subscription agreement pursuant to which the Warrants were purchased by it.
2.5	The following text is hereby added as Article 8 of the Warrant Certificate:
ARTICLE 8
LEGENDS ON COMMON SHARES
8.1 U.S. Legend
     Any certificate representing Common Shares issued upon the exercise of Warrants to a “U.S. person” as defined in Regulation S under the U.S. Securities Act or to a person in the United States or upon the exercise of Warrants exercised in the United States will bear a legend prohibiting the transfer of such Common Shares except in transactions that are exempt from the registration requirements of the U.S. Securities Act or in transactions outside the United States to which such registration requirements do not apply.
2.6	The following text is hereby added immediately following the second paragraph of Schedule “B” to the Warrant Certificate:
In connection with such exercise, the undersigned hereby certifies to the Corporation that (initial one):

  (i) The undersigned holder (i) at the time of the exercise of these Warrants is not in the United States, (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not exercising these Warrants on behalf of a “U.S. person” and (iii) did not execute or deliver this Exercise Form in the United States.

(ii)	An exemption from registration under the U.S. Securities Act and any applicable state securities laws is available, and attached hereto is an opinion of counsel of recognized standing to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of these Warrants must be in form and substance satisfactory to the Corporation.

(iii)	The undersigned acquired the Warrants from the Corporation, and hereby ratifies and confirms as of the date hereof each of the agreements, representations and warranties made by the undersigned in the subscription agreement between the undersigned and the Corporation, pursuant to which the undersigned acquired the Warrants.
ARTICLE 3
GENERAL
3.1	This Amendment shall become effective only upon such time as the Corporation domesticates and becomes a corporation under the laws of the state of Delaware.
3.2	This Amendment shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns.
3.3	This Amendment shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein until the Corporation domesticates and becomes a corporation under the laws of the state of Delaware, at which time this Amendment shall be governed by the laws of the state of Delaware.
3.4	This Amendment may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.
In witness whereof the parties have executed this Amendment this ___ day of                     , 2008.

CERAMIC PROTECTION CORPORATION

Per:
Authorized Signing Officer

[__________________________]

Per:
Authorized Signing Officer